Exhibit 99.1

Assurant Board of Directors Authorizes Additional $600 Million in Share Repurchases and Approves Common Stock Dividend Increase of 3%

ATLANTA, November 9, 2023 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, announced today that its Board of Directors authorized a repurchase program for up to $600 million of the company’s outstanding common stock. The $600 million share repurchase authorization is in addition to the company’s current authorization, of which approximately $174 million remained unused as of October 31, 2023.

In addition, the company’s Board of Directors declared a quarterly dividend increase of $0.02 to $0.72 per share of common stock. The dividend will be payable on December 18, 2023 to stockholders of record as of the close of business on November 27, 2023.

“Today, we increased our dividend for the 19th consecutive year – a testament to Assurant’s history of strong cash flows and capital position,” said Assurant President and CEO Keith Demmings. “The combined cash generation of our Lifestyle and Housing businesses remains a key differentiator for Assurant, allowing us the flexibility to invest in high return organic and inorganic opportunities while also returning significant capital to shareholders, including repurchasing nearly 70 percent of our shares outstanding since our initial public offering.”

“Looking ahead, the strength of our cash flows, our business strategy and disciplined capital management approach should continue to drive long-term shareholder value,” Demmings added.

Future dividend declarations will be made at the discretion of the Assurant Board of Directors and will depend on various factors, including the company’s earnings, financial condition, capital requirements, subsidiaries’ payments of dividends to the company, future prospects, regulatory restrictions and other considerations. The timing and amount of future share repurchases will be determined by management and depend on various factors, including those listed above.

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on X (formerly Twitter) @Assurant.

Safe Harbor Statement

Some of the statements in this news release, including the timing and amount of future share repurchases, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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Media Contacts:
Linda Recupero
SVP, Enterprise Communications
linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
stacie.sherer@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com